UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.             )

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☐ Preliminary Proxy Statement

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☐ Definitive Proxy Statement

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CIVISTA BANCSHARES, INC.

(Name of registrant as specified in its charter)

(Name of person(s) filing proxy statement, if other than the registrant)

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**** YOUR VOTE IS IMPORTANT ****

September 16, 2015

Dear Fellow Shareholders:

Your Board of Directors and management team believe the avenue to increasing shareholder value is through growth, both organically and through acquisitions. In order for us to make acquisitions, however, we will need to raise capital through the issuance of additional common equity. In that regard, you may have seen that at the end of August, our shelf-registration statement became effective. While we don’t have any current plans to issue any common shares, a shelf-registration statement provides us the flexibility to issue shares and raise capital should the need arise.

We strongly believe that pre-emptive rights and cumulative voting should be eliminated in order to have a successful equity offering. Both pre-emptive rights and cumulative voting are relics of the 19th century, when they were created. We believe these features are more appropriate in the context of smaller, privately held companies, or even public companies with concentrated stock ownership (like the Company when it was formed in 1987) than for widely held public companies (like the Company today).

Due to the high vote required to pass the proposals, even though more than 75% of the common shares that voted at our 2015 annual meeting voted in favor of eliminating these provisions, the proposals failed to pass. Because of the importance of these matters to any future equity offering and the level of support for eliminating them that we received at that meeting, the Board has determined these issues should be brought before the shareholders at a special meeting of shareholders on November 4, 2015.

The enclosed proxy statement provides a complete discussion of why we believe these provisions should be eliminated. If you have any doubts, we encourage you to read the proxy statement for the complete discussion.

PLEASE CAST YOUR VOTE TODAY. The fastest and easiest way to vote is by telephone or over the Internet. Instructions on how to vote your shares over the telephone or Internet are set forth on the enclosed voting form. Alternatively, you may sign and return the enclosed voting form in the envelope provided.

WE URGE YOU TO EXERCISE YOUR RIGHT TO VOTE TODAY.

If you have any questions or if you need assistance voting, please call Morrow & Co., LLC, our proxy solicitor, at (877) 787-9239. I am also available to discuss these matters with you at your convenience.

Thank you for your investment in Civista and for taking the time to vote your shares.

Very truly yours,

James O. Miller

President and C.E.O